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                                                                   Exhibit 23.1




                       Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Northwest Airlines Corporation Stock Purchase Plan of our report dated February 23, 1996, with respect to the consolidated financial statements of Northwest Airlines Corporation, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
October 14, 1996